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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


                   Date of Report (Date of earliest event
                          reported):  May 16, 1995

                       STANDARD BRANDS PAINT COMPANY
           (Exact name of registrant as specified in its charter)


                                  DELAWARE
               (State or other jurisdiction of incorporation)



                      1-4505                          95-6029682
           (Commission file number)                (I.R.S. employer
                                                 identification number



     4300 West 190th Street, Torrance, CA             90509-2956
             (Address of principal                    (Zip Code)
              executive offices)


                (310) 214-2411
        (Registrant's telephone number
             including area code)

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Item 1.     Changes in Control of Registrant

            (a) On May 16, 1995, the stockholders of Standard Brands Paint Company (the "Company") approved a financial restructuring (the
"Restructuring") of the Company at a special meeting of stockholders and such Restructuring was consummated. The principal elements of the Restructuring were:

            A. Amendment to the Company's Restated Certificate of Incorporation, which increased the amount of authorized capital stock of the Company, and effected a 1-for-10 reverse stock split ("Reverse Stock Split") pursuant to which each stockholder holds one share of the Company's post-split shares for every ten shares previously held;

            B. Sale to Corimon Corporation of 15,700,496 newly issued shares of the Company's Common Stock, which constitutes approximately 76.1% of the Company's outstanding common stock, for $14 million (such issuance was priced at $0.89 per share (post-Reverse Stock Split), and the $14 million paid by Corimon Corporation was previously advanced in the form of an interim loan);

            C. Exchange of $16 million of the Company's outstanding debt (including approximately $2 million of debt held by Corimon Corporation) into 2,242,928 newly issued shares of Common Stock (at the same price per share as the Corimon Corporation shares under B above) and 1,570,049 newly issued shares of Preferred Stock (priced at $8.92 per share of the Preferred Stock and including a conversion price for the Common Stock of $1.11 per share); and

            D. Transfer of 15 of the Company's real estate properties to the real estate liquidating trust established on July 12, 1994 ("Liquidating Property Trust"), in which the Company had a residual interest; release of related long-term debt; and sale of the Company's residual interest in the Liquidating Property Trust to Corimon Corporation and to Fidelity Capital & Income Fund ("FCI"), Kodak Retirement Income Plan Trust Fund ("KRI"), Transamerica Life Insurance and Annuity Co. ("TLIAC"), Transamerica Occidental Life Insurance Co. ("TOLIC"), Sun Life Insurance Company of America ("SAFI") and Anchor National Life Insurance Company ("ANLIC"), for an additional $2 million paid by Corimon Corporation and in consideration of their participation in the Restructuring; in the aggregate as a result of the Restructuring, properties or property interests having a book value as of January 29, 1995 of approximately $84 million were disposed of and consolidated long term debt of

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approximately $67 million was released.  The Amended and Restated
Liquidating Property Trust Agreement, dated as of May 16, 1995 is filed as
Exhibit 10.1 to this report.

            Corimon Corporation funded its equity investment in the Company from the proceeds of the sale to FCI of 516,129 shares of Corimon Corporation's Series A Preferred Stock at $15.50 per share and $9,939,175 aggregate principal amount of Put Notes of Corimon Corporation, at a purchase price of 100% of the principal amount thereof, pursuant to a Stock and Note Purchase Agreement, dated as of February 14, 1995, attached as an exhibit to the Schedule 13D, dated February 15, 1995, that Corimon Corporation filed with respect to the Company's Common Stock.

            (b) The following table indicates the number of shares of the Company's Common Stock beneficially owned as of May 16, 1995 after giving effect to the Restructuring by (i) all persons known to the Company to own more than 5% thereof, (ii) all directors of the Company and (iii) all directors and officers of the Company as a group:

                                          Beneficial Ownership
Name of Beneficial Owner                  Shares      Percentage

Corimon Corporation(1)                  23,922,342       84.0%
  c/o Corimon, S.A.C.A.
  Calle Hans Neumann
  Edificio Corimon
  Los Cortijos de Lourdes
  Caracas, Venezuela 0171

Fidelity Capital & Income Fund(2)(3)     8,823,242       32.1
  82 Devonshire Street, F7E
  Boston, Massachusetts 02109

Kodak Retirement Income Plan
  Trust Fund(2)(4)                       1,659,240        7.6
  c/o Fidelity Investments
  82 Devonshire Street, F7E
  Boston, Massachusetts 02109

Transamerica Occidental Life
  Insurance Company(5)                   1,084,691        5.1
  1150 S. Olive Street
  Los Angeles, CA 90015

Roland F. Breault                            0            *

Juan J. Gramage                              0            *

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                                          Beneficial Ownership
Name of Beneficial Owner                  Shares      Percentage

Gustavo Jose Blanco-Uribe                    0            *

Thomas A. White                              0            *

Richard L. Boje                              1,000        *

Robert N. Dangremond                         1,000        *

Deborah Hicks Midanek                        1,000        *

William E. Yingling, III                     1,000        *

All directors and officers
  as a group (11 persons)                    5,326        *
_________________________
*     Less than 1% ownership.

(1) Includes 15,972,332 shares, 1,529,161 shares upon conversion of Preferred Stock, 6,308,489 shares upon purchase and conversion of Preferred Stock and 112,360 shares under a Put Agreement with Libra Investments, Inc. Corimon Corporation is a wholly-owned subsidiary of Corimon, S.A.C.A., a Venezuelan corporation with operations in paint and related products.
(2) Fidelity Capital & Income Fund is a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended. Fidelity Management and Research Company, a Massachusetts corporation and an investment advisor registered under
      Section 203 of the Investment Advisors Act of 1940 ("FMRC") provides investment advisory services to FCI, to certain other registered investment companies and to certain other funds that are generally offered to United States groups of investors. Kodak Retirement Income Plan Trust Fund is an account managed by Fidelity Management Trust Company, a Massachusetts corporation and a bank as defined in
      Section 3(a)(6) of the Securities Exchange Act of 1934, as amended ("FMTC"). FMRC and FMTC are wholly owned subsidiaries of FMR Corp., a Massachusetts corporation.
(3) Includes 1,979,626 shares and 6,843,616 shares upon conversion of Preferred Stock.
(4) Includes 372,148 shares and 1,287,092 shares upon conversion of Preferred Stock.
(5) Includes 345,416 shares and 739,275 shares upon conversion of Preferred Stock. Transamerica Occidental Life Insurance Company is a subsidiary of Transamerica

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Insurance Corporation of California which is a subsidiary of Transamerica
Corporation and is an affiliate of TLIAC.

            Inasmuch as the conversion of the Company's Preferred Stock currently depends upon a market price condition being met, which will be met, if at all, only after approximately one month from May 16, 1995, the foregoing persons may take the position that ownership of Preferred Stock does not represent beneficial ownership of Common Stock.

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Item 4.     Changes in Registrant's Certifying Accountant

            On May 16, 1995, the Board of Directors of the Company engaged Price Waterhouse LLP as the Company's principal accountant to audit the Company's financial statements and dismissed the Company's former accountant, Ernst & Young LLP. The reports of Ernst & Young LLP on the Company's financial statements for each of the last two fiscal years contained qualifications expressing substantial doubt about the Company's ability to meet its obligations as they become due and therefore its ability to continue as a going concern, and noting the absence of any adjustments to reflect the possible further effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

            During the two year period ended January 29, 1995 and the period from January 30 to May 16, 1995, there were no disagreements between Ernst & Young LLP and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not solved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreement in their reports.

            Price Waterhouse LLP has served as the accountant for Corimon, S.A.C.A. and its subsidiaries (collectively, "Corimon"). Price Waterhouse LLP consulted with Corimon prior to the Restructuring as part of Corimon's due diligence procedures. Prior to May 16, 1995, Price Waterhouse LLP had not been consulted by the Company on either application of accounting principles to a completed or proposed specified transaction or the type of opinion to be rendered on any financial statements of the Company.

            The Company intends to file the letter from Ernst & Young LLP required by the Commission by a subsequent Form 8-K after receipt thereof.


Item 5.     Other Events

            As part of the Restructuring, the terms of the Company's existing mortgage indebtedness were modified to provide for a maturity of 10 years from May 16, 1995 and interest payable at 10% per annum, compounded monthly. Interest only will be due in years one and two with principal and interest due in years three through 10 based

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on a 15 year amortization schedule.  At the end of 10 years the unpaid principal of approximately $8.1 million will be due in full. The indebtedness will be secured by the existing first trust deeds on eight of the retained properties and a security interest on all of the Company's personal property and equipment (excluding cash, inventory, trademarks, accounts receivable and rolling stock). The Third Amended and Restated Existing Loan Agreement, dated as of May 16, 1995, is filed as Exhibit 10.2 to this report.

            As part of the Restructuring, on May 17, 1995 Fidelity
Capital & Income Fund purchased $5 million of working capital notes from the Company. These notes are secured by a second lien on the Company's inventory and receivables and two warehouse properties that comprise the paint facility of the Company's wholly-owned subsidiary, Major Paint Company. The notes have an interest rate equal to prime rate plus 5.5% and mature in 24 months, but the Company has the option to extend the maturity for two consecutive six month periods upon payment of a 2% fee for each extension. The Fidelity Note Purchase Agreement is filed as Exhibit 10.3 to this report.

            On May 16, 1995, Ronald I. Sharman resigned from, and Gustavo Jose Blanco-Uribe was appointed to, the Board of Directors of the Company.

            Juan Gramage, one of the directors appointed by Corimon, is currently the General Manager, President and Chief Operating Officer of the Company. He is also the de facto chief executive officer of the Company. After the Company's July 1995 annual meeting, it is expected that Arthur W. Broslat, a director to be appointed by Corimon, will be the Chairman of the Board of Directors and Chief Executive Officer of the Company.

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Item 7.     Financial Statements, Pro Forma
            Financial Information and Exhibits

            (c)  The following are filed as Exhibits to this report:

Exhibit
Number      Description

 10.1 Amended and Restated Liquidating Property Trust Agreement, dated as of May 16, 1995.

 10.2 Third Amended and Restated Existing Loan Agreement, dated as of May 16, 1995.

 10.3       Note Purchase Agreement, dated as of May 17, 1995.

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                                 SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 18, 1995

                              STANDARD BRANDS PAINT COMPANY
                              (Registrant)


                              By:    /s/ EDWARD A. DRURY
                              Name:  Edward A. Drury
                              Title:  Vice President and
                                      Corporate Secretary

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                               EXHIBIT INDEX


Exhibit
Number      Description

10.1 Amended and Restated Liquidating Property Trust Agreement, dated as of May 16, 1995.

10.2        Third Amended and Restated Existing Loan Agreement, dated as of
            May 16, 1995.

10.3        Note Purchase Agreement, dated as of May 17, 1995.